Exhibit 10.4(ii)

RESTRICTED STOCK AWARD AGREEMENT
FINGERHUT DIRECT MARKETING, INC.
2005 NON-EMPLOYEE DIRECTORS PLAN
     THIS AGREEMENT, made effective as of this _______ day of ________, 20__ (the “Grant Date”) by and between Fingerhut Direct Marketing, Inc., a Delaware Company (the “Company”), and ______________________ (“Participant”).
WITNESSETH:
     WHEREAS, Participant on the date hereof is a member of the Board of Directors of the Company; and
     WHEREAS, the Company wishes to grant a restricted stock award to Participant for shares of the Company’s common stock pursuant to the Company’s Amended and Restated 2005 Non-Employee Directors Equity Compensation Plan (the “Plan”); and
     WHEREAS, the Board of Directors has authorized the grant of a restricted stock award to Participant;
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:
     1. Grant of Restricted Stock Award. The Company hereby grants to Participant on the Grant Date a restricted stock award (the “Award”) for ______________ shares of the Company’s common stock (the “Shares”) on the terms and conditions set forth herein, and subject to adjustment pursuant to Section 4(b) of the Plan. The Company shall cause to be issued a stock certificate representing such Shares in Participant’s name, and shall deliver such certificate to Participant; provided, however, that the Company shall place a legend on such certificate describing the risks of forfeiture and other transfer restrictions set forth in this Agreement and providing for the cancellation and return of such certificate if such Shares are forfeited as provided in Section 2 below. Until such risks of forfeiture have lapsed or the Shares subject to this Award have been forfeited pursuant to Section 2 below, Participant shall be entitled to vote the Shares and shall receive all dividends attributable to such Shares, but Participant shall not have any other rights as a shareholder with respect to such Shares.
     2. Vesting of Restricted Stock.
a. The Shares subject to this Award shall remain forfeitable as provided in Section 2(b) and subject to the restrictions on transfer specified in Section 2(c) until the vesting dates set forth below:

Vesting Date	Number of Shares
25%

25%

25%

25%

          b. This Award terminates and all unvested Shares will be forfeited to the Company when the Participant ceases to be a member of the Board, except that the Award will immediately vest in full and the risk of forfeiture and the transfer restrictions of section 2(c) of this Agreement shall lapse: (i) if the Participant ceases to be a member of the Board by reason of death or total disability and has served as a director for at least 12 continuous months since the Grant Date, or (ii) under the circumstances specified in Section 4(a) of this Agreement.
          c. Unless and until the Shares vest as provided in this Agreement, such Shares may not be transferred, sold, assigned, pledged, alienated, attached or otherwise encumbered (collectively, a “Transfer”), and any purported Transfer will be void and unenforceable against the Company. No attempt to transfer any unvested Shares, whether voluntary or involuntary, shall vest the purported transferee with any interest or right in or with respect to such Shares.
3. Miscellaneous.
          a. Limitation of Rights as a Director. This Agreement shall not confer on Participant any right with respect to continued service on the Board of Directors of the Company, nor will it interfere in any way with any right of the Company or its stockholders to terminate such service.
          b. Securities Law Compliance. Participant shall not transfer or otherwise dispose of the shares of Stock received pursuant to this Agreement until such time as counsel to the Company shall have determined that such transfer or other disposition will not violate any state or federal securities laws. Participant may be required by the Company, as a condition of the effectiveness of this Award, to agree in writing that all shares of Stock subject to this Agreement shall be held until such time that such shares are registered and freely tradable under applicable state and federal securities laws for Participant’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect, and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.
          c. Mergers, Recapitalizations, Stock Splits, Etc. Pursuant and subject to Section 4(b) of the Plan, certain changes in the number or character of the shares of the Company’s common stock shall result in an adjustment, reduction or enlargement, as appropriate, in Participant’s rights with respect to shares of Stock subject to this Agreement.
          e. Shares Reserved. The Company shall at all times during the term of this Agreement reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.
          f. Amended and Restated 2005 Non-Employee Directors Equity Compensation Plan. The Award evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Participant and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. The Plan and the actions of the Board of Directors pursuant to the Plan govern this Award and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan (as administered by the Board) and this Agreement, the Plan (including any Board action) shall govern.
          g. Lockup Period Limitation. Notwithstanding anything in the Plan to the contrary, the Participant agrees that, subject to any early release provisions that apply generally to stockholders of the Company, the Participant will not, if reasonably requested by the managing underwriter, for a period of up to 180 days following the effective date of a registration statement for an initial public offering of the Company’s common stock, sell, offer to sell, grant any option for the sale of or otherwise dispose of any shares of the Company’s common stock, including the Shares subject to this Award, without the prior written consent of the managing underwriter or its representative(s).
          h. Accounting Compliance. Participant agrees that if a merger, reorganization, liquidation or other “transaction” as defined in the Plan occurs, and Participant is an “affiliate” of the Company (as defined in applicable legal and accounting principles) at the time of such transaction, Participant will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.
          i. Right of First Refusal.
               (i) Notice to Company. Participant shall not sell, assign, give, bequest or otherwise transfer or dispose of any Shares acquired through this Award without first giving written notice to the Company of Participant’s intent to sell, transfer or otherwise dispose of such Shares. Such notice shall specify the number of Shares Participant intends to sell or transfer. The Company shall have the right to repurchase all or any portion of such Shares at any time within thirty (30) days after the date it receives such notice of sale at a price determined pursuant to Section 4(h)(iii) below.
               (ii) Exercise of Right.
                    A. The Company shall notify Participant, in writing, of its exercise of its right to repurchase all or a portion of the Shares specified in Participant’s notice of sale or other transfer. Such notice shall be signed by a member of the Board.
                    B. The Company’s election to exercise its right to repurchase all or a portion of the Shares specified in Participant’s notice shall be approved by a majority vote of the Board, or by written resolution of all members of the Board entitled to participate in such action, provided that the Board may authorize a standing order electing to repurchase all shares of Company common stock tendered during a stipulated time period. In no event shall Participant participate in the Company’s election to exercise its right to repurchase Participant’s Stock in an individually authorized transaction if he is a member of the Board.
                    C. As promptly as practicable after the Company’s exercise of its right to repurchase all or a portion of the Shares specified in the Participant’s notice, the Company shall deliver to Participant a lump-sum cash payment equal to the purchase price determined under Section 4(h)(iii) below, and Participant shall deliver the stock certificates representing such Shares, properly endorsed for transfer in blank, to the Company for cancellation.

                    D. If the Board notifies Participant, in writing, that the Company will not exercise its right to repurchase all or any portion of the Shares specified in Participant’s notice, or if the Board fails to exercise the Company’s right to repurchase such Stock during the thirty-day period described above, the Company’s right to repurchase such Shares will lapse and Participant shall have the right to sell or transfer the Shares specified in Participant’s notice for a period of sixty (60) days thereafter, subject to any restrictions imposed by applicable securities laws. If Participant does not sell or transfer such Shares within this sixty-day period, all of the provisions of this Section 4(h) shall again apply.
                    E. If the Board notifies Participant, in writing, that the Company will not exercise its right to repurchase all or any portion of the Shares specified in Participant’s notice, or if the Board fails to exercise the Company’s right to repurchase such Shares during the thirty-day period described above, and all or any portion of such Shares is subsequently sold or otherwise transferred, the restrictions contained in this Paragraph 4(h) shall not apply to the Shares so transferred.
               (iii) Purchase Price for Shares. If the Company exercises its right to repurchase all or any portion of the Shares specified in Participant’s notice, the Company shall pay Participant an amount equal to the greater of: (A) the price offered in the proposed transaction giving rise to such right of repurchase, and (B) the Fair Market Value (as defined in Section 5(g) of the Plan) of the Company’s common stock as of the date the Company received Participant’s notice of sale or other transfer.
               (iv) Investor Required Agreements. If in connection with the consummation of an equity financing by the Company other than a public offering by the Company, the equity investor or investors require as a condition to their making an investment in the Company that one or more groups of stockholders, with respect to shares of Company stock that may be owned by such stockholders, enter into buy-sell, voting, co-sale, right of first refusal or other agreements with the Company and/or such investor or investors, and if the Participant is a member of such group or groups of stockholders, upon written request of the Company, the Participant agrees to enter into such agreement or agreements, provided, however, that, without Participant’s consent, which consent shall not be unreasonably withheld, any rights of first refusal or other call options on Participant’s shares shall not be a price materially lower than the price that would apply under Section 4(h)(iii) above.
               v) Initial Public Offering. The provisions of this Paragraph 4(h) shall no longer apply on the effective date of an initial public offering of the Company’s common stock.
          i. Stock Legend. Each certificate representing Shares issued to Participant (or, in the case of death, Participant’s successors) hereunder shall bear the following legend or legend(s) containing n substantially similar information; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable any of such restrictions:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN

OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT. THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A RESTRICTED STOCK AWARD AGREEMENT TO WHICH THE HOLDER HEREOF AND THE COMPANY ARE PARTIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.
          j. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company, its affiliates and its successors and assigns and Participant and any successor or successors of Participant permitted by this Agreement.
4. Change of Control.
          a. When Acceleration Occurs. Notwithstanding anything in the Plan or this Agreement to the contrary, in the event of a “change in control” as defined in section 4(b), the shares of Stock subject to this Award will immediately vest and the risk of forfeiture as set forth in section 2(b) and the transfer restrictions set forth in section 2(c) shall immediately lapse unless (i) Participant’s service on the Board of Directors continues with the surviving entity immediately following such change in control and (ii) the surviving entity assumes this Award or replaces this Award with a restricted stock award for an equivalent number of such entity’s voting securities and on substantially similar terms, including but not limited to the vesting period set forth in Section 2.
          b. Change in Control Defined. For purposes of this Agreement, a “change in control” shall mean any of the following:
               (i) a majority of the directors of the Company shall be persons other than persons:
                    A. for whose election proxies shall have been solicited by the Board of Directors of the Company or
                    B. who are then serving as directors appointed by the Board of Directors to fill vacancies on the Board of Directors caused by death or resignation (but not by removal) or to fill newly-created directorships;
               (ii) 50% or more of the voting power of the outstanding shares of all classes and series of capital stock of the Company entitled to vote in the general election of directors of the Company, voting together as a single class (the “Voting Stock”) is acquired or beneficially owned (as defined in Rule 13d 3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than (A) an entity in connection with a Business Combination in which clauses (x) and (y) of subparagraph (iii) apply, except such an acquisition by the Participant, any group of which the Participant is a member, or any entity of which the Participant is an affiliate (as defined in Rule 12(b)(2) promulgated under the Exchange Act), or (B) a licensed broker/dealer or licensed underwriter who purchases shares of Voting Stock pursuant to an underwritten public offering solely for the purpose of resale to the public;

               (iii) the consummation of a merger or consolidation of the Company with or into another entity, a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets or a similar business combination (each, a “Business Combination”), in each case unless, immediately following such Business Combination, (x) all or substantially all of the beneficial owners of the Company’s Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the voting power of the then outstanding shares of voting stock (or comparable voting equity interests) of the surviving or acquiring entity resulting from such Business Combination (including such beneficial ownership of an entity that, as a result of such transaction, beneficially owns the Company or all or substantially all of the Company’s assets either directly or through one of more subsidiaries), in substantially the same proportions (as compared to the other beneficial owners of the Company’s Voting Stock immediately prior to such Business Combination) as their beneficial ownership of the Company’s Voting Stock immediately prior to such Business Combination, and (y) no person, entity or group beneficially owns, directly or indirectly, 50% or more of the voting power of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity (other than (1) a direct or indirect parent entity of the surviving or acquiring entity, that, after giving effect to the Business Combination, beneficially owns, directly or indirectly, 100% of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity, or (2) the Participant or any group of which the Participant is a member or any entity of which the Participant is an affiliate); or
               (iv) approval by the shareholders of a definitive agreement or plan to liquidate or dissolve the Company.
               (v) IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

FINGERHUT DIRECT MARKETING, INC.
By:

(Participant